As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELP WORLDWIDE

(Exact name of registrant as specified in its charter)

Nevada	8999
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

24254 Main Street

Newhall, CA 91321

(661) 286-4334

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterlaw.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐.
Non-accelerated filer	☐		Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share, for sale by Our Company	20,000,000	$0.50	$10,000,000.00	$1,162.00

(1)	Registration fee has been paid via Fedwire
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).
(3)	Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

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SUBJECT TO COMPLETION, DATED MARCH 30, 2015.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

HELP WORLDWIDE

20,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 20,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $1.00 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.50	$0.05	$0.45
Minimum	2,000,000	$1,000,000	$50,000	$950,000
Maximum	20,000,000	$10,000,000	$500,000	$9,500,000

(1)	Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2)	Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2015.

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Unless otherwise specified, the information in this prospectus is set forth as of March 30, 2015, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Help Worldwide See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on October 3, 2014 in the State of Nevada. The Company has no operating history other than organizational matters.

Business Strategy

Help Worldwide may license technology that will revolutionize the way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations across the world.

The core business of Help Worldwide will allow members (consumers), merchants, and non-profit organizations to join together in creating real change. Centered on a coopetition business model, Help Worldwide will be a global network of socially-conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping.

With this goal in mind, the Help Worldwide executive management team will create the first loyalty Membership incorporating points, discounts, rewards and charitable giving within one ultimate rewards package.

With a Help Worldwide Membership, members will be able to earn points, discounts, deals, rewards, and cash back all while supporting the charity that is close to their heart. By joining Help Worldwide, members are able to support charitable causes in their local communities and/or globally with every transaction at a participating merchant.

Our executive offices are located at 24254 Main Street, Newhall, CA 91321 . Our telephone number is (661) 286-4334.

The Offering

This prospectus covers up to 20,000,000 shares to be issued and sold by the company at a price of $0.50 per share in a direct public offering .

ABOUT THIS OFFERING

Securities Being Offered	Up to 20,000,000 shares of common stock of Help Worldwide to be sold by the company at a price of $0.50 per share.

Initial Offering Price	The company will sell up to 20,000,000 shares at a price of $0.50 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.50 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 20,000,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in October 2014 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($50,387) as of December 31, 2014 and we expect to continue to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2015 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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Risks Relating to Our Business

Our technology may be displaced by newer technology.

The credit card services industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products do not result in any commercially successful products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of credit card services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful services operated by proven companies that offer similar niches services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche credit card services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively and our business may fail.

Management not required to devote full time to the business of the Company.

It is not expected that the Company will require the Management to devote its full time to the Company's affairs, but only such time as the affairs of the Company may reasonably require. Moreover, the Management may delegate certain duties and functions to others, which, at its sole discretion, it deems, sufficiently qualified.

Investors not independently represented

The investors in the Company have not been represented by independent counsel in its organization, and the attorneys who have performed services for the Company have also represented the Management.

Conflicts of Interest

There are several areas in which the interests of the Management will conflict with those of the Company, which should be carefully considered (see “Conflicts of Interest”). We are dependent on our Management for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of our Management and/or its affiliate(s). Our management agreement with our Management was negotiated between related parties and its terms, including fees payable, may not be as favorable to Company investors as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Management and its officers and employees to engage in other business activities may reduce the time our Management and its officers and employees spend managing us.

Adverse changes in general economic conditions

The Company’s success is dependent upon the general economic conditions in the geographic areas in which a substantial number of the company’s potential customers operate. Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the customers operate likely would have an adverse effect the Company’s financial results.

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 Risks Relating to our Stock

The Offering price of $0.50 per share is arbitrary.

The Offering price of $0.50 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Richard Stewart beneficially owns 99.5% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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USE OF PROCEEDS

With respect to up to 20,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	technology purchases;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000

Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Less: Offering Expenses*	$125,000	$250,000	$375,000	$500,000
Less: Other Expenses**	$60,000	$60,000	$60,000	$60,000

Net Proceeds to the Company	$2,190,000	$4,440,000	$6,690,000	$9,440,000

Use of Proceeds:
Legal & Accounting	$200,000	$240,000	$240,000	$240,000
General Operational Expenses	$515,000	$1,250,000	$3,625,000	$6,000,000
Production & Development	$500,000	$1,000,000	$1,000,000	$1,000,000
Administrative Cost	$500,000	$1,000,000	$1,000,000	$1,000,000
IT Infrastructure (hardware/software)	$100,000	$200,000	$200,000	$200,000
Advertising & Promotion	$250,000	$500,000	$500,000	$500,000
Marketing/Sales Team	$250,000	$500,000	$500,000	$500,000
	,
Total	$2,190,000	$4,440,000	$6,690,000	$9,440,000

*	Offering Expenses $0.05/share
**	Estimated expenses including legal, accounting and miscellaneous fees as described in Item 13.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2014:

	December 31, 2014
Current liabilities	$50,387

Stockholder’s deficit:

Common stock	100
Preferred Stock	20,000
Additional paid-in capital	(20,100	)-
Accumulated deficit	(50,387)
Total stockholders’ equity	(50,387)

Total capitalization	$(50,387)

DILUTION

The net tangible book value of our company as of December 31, 2014 was ($30,387) or ($0.3039) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on December 31, 2014.

Our net tangible book value and our net tangible book value per share will be impacted by the 20,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.50 per share.

We are registering 20,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.50 per share, less potential underwriting discount or commissions equal to ten percent (10%) and estimated offering expenses, our net tangible book value and per common share dilution under various offering scenarios as of December 31, 2014, is illustrated in the following table:

	$10,000,000 Offering (100%)	$7,500,000 Offering (75%)	$5,000,000 Offering (50%)	$2,500,000 Offering (25%)

Number of current shares held	100,000	100,000	100,000	100,000
Number of new shares issued	20,000,000	15,000,000	10,000,000	5,000,000
Total number of shares held	20,100,000	15,100,000	10,100,000	5,100,000

Net tangible book value before this offering	$(30,387)	$(30,387)	$(30,387)	$(30,387)
Net proceeds to the company	$9,500,000	$7,125,000	$4,750,000	$2,375,000
Net tangible book value after this offering	$9,469,613	$7,094,613	$4,719,613	$2,344,613

Assumed public offering price per share	$0.50	$0.50	$0.50	$0.50
Net tangible book value per share before this offering	$(0.3039)	$(0.3039)	$(0.3039)	$(0.3039)
Increase attributable to new investors	$0.775	$0.7737	$0.7712	$0.7636
Net tangible book value per share after this offering	$0.4711	$0.4698	$0.4673	$0.4597
Dilution per common share to new stockholders	$0.0289	$0.0302	$0.0327	$0.0403

Current Common Shareholders % after offering	0.50%	0.66%	1.00%	1.96%
Purchasers % of Common Shares after offering	99.50%	99.34%	99.00%	98.04%

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of February 25, 2015, the Company has one (2) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on October 3, 2014 in the State of Nevada. The Company has no operating history other than organizational matters.

Business Strategy

Help Worldwide is a company incorporated in the State of Nevada.

Help Worldwide will hope to license a technology that revolutionizes the way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations across the world.

The core business of Help Worldwide allows members (consumers), merchants, and non-profit organizations to join together in creating real change. Centered on a coopetition business model, Help Worldwide is a global network of socially-conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping.

With the goal in mind, the Help Worldwide hopes to create the first loyalty Membership incorporating points, discounts, rewards and charitable giving within one ultimate rewards package.

With a Help Worldwide Membership, members can earn points, discounts, deals, rewards, and cash back all while supporting the charity that is close to their heart. This technology can be used at any merchant anywhere in the world and with the Membership; the member earns rewards no matter how they choose to pay: cash, check, credit or debit card. By joining Help Worldwide, members are able to support charitable causes in their local communities and/or globally with every transaction at a participating merchant as they can direct the cash value of their rewards to such charitable causes directly.

Vision

Help Worldwide's vision is a global, self-sustaining network creating “help” across the world, supporting charitable causes while benefiting both consumers and businesses alike. Ultimately, Help Worldwide aims to become a global brand that is the leading name in merchant loyalty, the benchmark of cause-driven commerce and the symbol of effective charitable giving.

Mission

The mission of Help Worldwide is to connect merchants with their customers through charity-driven loyalty programs. By joining merchants and loyal consumers together in the support of local and global charities, Help Worldwide seeks to achieve its vision and significantly raise donations to fund the grand challenges of humanity.

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The company hopes that, the Help Worldwide brand will be recognized alongside Visa and MasterCard as a major global transaction network – except our transactions deal in loyalty, information and customer rewards rather than transfer of finances. The technology behind Help Worldwide will be designed to be the ‘autopilot engine’ continuously churning to support key social and charitable causes. Both individuals and merchants will be informed about causes that matter to their community and the world – and both will be empowered to give back out of some portion of the value of their daily transactions. Participating merchants will be rewarded with a new and loyal customer base, free advertising across all mobile platforms associated with Help Worldwide, and will be recognized as a business within the community that is willing to give back.

Help Worldwide’s Keys to Success

The anticipated primary keys to success of Help Worldwide are the company’s ability to provide product quality and new value propositions to stakeholders on a technology platform maintained by a core leadership team.

The Help Brand - HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping.

Centered on a coopetition business model, Help Worldwide is a global network of socially conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world. Help Worldwide is a universal brand that unites all competing loyalty programs in a cooperative way to help the world.

Everyday more people become aware of the need for our universal brand in the merchant loyalty business. Merchants, charities, schools, and individual consumers understand now more than ever how our economy is interconnected. They quickly understand our vision and support our goals. Our brand is attractive to businesses, charities, schools, and individuals who are ready to change their behavior to accomplish needed priorities. This makes Help Worldwide a great program: great product, great name, great mission, great timing, and great investment.

Coopetition business models have been successful in many industries, including ACH in the banking industry and vacation timeshare in the resort industry.

Now, a new coopetition business model provides the opportunity for all participants in the open model of loyalty to become a part of the next multi-billion dollar industry called LoyaltyShare. Help Worldwide is the first network of its kind set up to allow coopetition between various loyalty companies.

By making coopetition available to the loyalty industry, Help Worldwide becomes a “loyalty program for loyalty programs”. Consumers make this program possible because if the current loyalty program they belong to is not part of this global universal brand, they will gravitate to a program that offers the ability to shop anywhere to earn rewards. In contrast, customers who remain in a traditional loyalty program are only able to shop and earn rewards from the merchants of that particular program.

This adds value to the bottom lines of all the companies who join because suddenly they all are able to reciprocate among each other’s members and merchants.

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Sales System Partners – Each of our partners would have its own marketing plan to penetrate different markets and its own method of distribution. Help Worldwide provides assistance with the implementation the Advocate Program. The Advocate Program allows entities or individuals to enroll members and merchants into the Help Worldwide network. Marketing plans are developed prior to contract signing followed by implementation.

The Help Worldwide Difference

Billions of dollars in merchant discounts and coupons are deducted from purchases to entice consumers to shop at their locations. Marketing studies show that rewards/rebates have the same enticing draw to consumers with much benefit to the merchant. Help Worldwide incentivizes consumers to shop at participating merchants by paying points, cash back and other rewards. By driving consumers into participating merchants, Help Worldwide creates a newfound pathway to distribute those dollars to consumers, non-profit organizations, and others within the Help Worldwide Network.

Charities: Utilizing Successful Fundraising Techniques

Charities worldwide depend on the generosity of businesses and donors to help support their causes. Help Worldwide answers the challenges of fundraising by pairing technology with traditional fundraising techniques and accomplishes this without changing the dynamic of the once tried and true way that charities raise money. The only difference is the Help Worldwide fundraising program allows participating charities to raise upfront and residual donations. Through cause-driven commerce, Help Worldwide ensures that as long as there are consumers shopping, there are donations to fund the grand challenges of humanity.

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Help Worldwide Products

Memberships

Help Worldwide members earn discounts, deals, points, cash back, and/or other rewards on all of their shopping.

Merchants

Help Worldwide Merchant package

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Help Worldwide offers merchants a package to: receive new customers, receive charity/exclusive group promotion and become known in the community as a business that supports the charities their customers care about. The program only costs when a Help Worldwide member shops in their store. Help Worldwide merchants are listed on all affiliated mobile applications, sites, and malls – increasing their exposure and promotion significantly. The Help Worldwide network promotes their business and drives customers to them because they have chosen to make a difference and give back.

Charities

Help Worldwide may offer various levels of charity involvement packages that may contain special benefits to the qualified non-profit organization.

Economics Background

Industry

The ‘loyalty industry’ is the economic sector that connects merchants and their customers through frequent flier miles, discount cards, rebate cards, member cards and the like. Despite placing over 1.3 billion cards on the street, the industry remains fragmented both technologically and operationally in ways that fail to provide the full value due to clients (merchants) and their customers. To overcome this fragmentation, Help Worldwide aims to bring the LoyaltyShare business model into the sphere of global commerce to provide a global platform for loyalty coalitions and inter-program ‘coopetition’. LoyaltyShare is designed to allow existing ‘closed loop’ loyalty programs to become ‘open loop’ players in a national and global field of merchants, members, and competing loyalty value propositions.

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At a time when the average US household belongs to 12 loyalty programs, and the number of loyalty memberships is more than 4 times the population, Help Worldwide believes it is in a unique position to bring greater efficiency, better technology, and to overlay a whole new business model for loyalty programs, in which Help Worldwide intends to become the key facilitator of global information and loyalty transactions.

Consumer Market Size

With the average U.S. household belonging to not less than 12 loyalty rewards programs, the consumer market in the U.S. is heavily saturated with rewards, discount and rebate programs. As of 2007, there are more than 1.3 billion loyalty memberships in the United States. This represents a growth of more than 35% since 2000, and a continued upward trend.

For an innovative new product, the near ubiquity in the consumer market may be seen as an opportunity rather than a threat – the open door to usher in ‘Loyalty 2.0’. Other practical, technological and psychological effects of the current marketplace both enlarge and reinforce that opportunity.

Key Advantage: Consumer Familiarity

Perhaps the most promising result of the widespread nature of loyalty programs is broad and deep consumer familiarity with the loyalty rewards model, and a comfort and desire to use their programs effectively. This means that a company or product with a unique value proposition is still required to demonstrate that value proposition, but is not required to change consumer behavior itself – only the brand or product to which that behavior pertains.

The staggering size and continued growth of loyalty rewards programs is impressive, especially given the hassle and drawbacks on the consumer side of the equation. In general, people do not like carrying a dozen cards, filling out a dozen forms, and giving away their personal information at every register.

On the other hand, these existing flaws leave a wide-open opportunity for a loyalty network to create new value. It is possible or even likely that programs would enjoy higher growth and member activity levels, and greater continued success without these key issues.

Merchant Market Size

In 2005, the US had 5,986,546 employer firms (i.e., businesses with employees). Among those, nearly 90% had fewer than 20 employees, and 99.7% of those businesses were small firms with fewer than 500 employees. Total US Firms by Number of Employees

Employees	Firms	% of Total
<5	3,677,879	62%
<20	5,357,887	90%
<500	5,966,069	99.7%
500+	17,477	0.3%
Total	5,983,546	100%

The primary focus of the Loyalty Industry has been on that 0.3% of US businesses with 500+ employees. Even among that category, there is significant room for improvement in the product on both the merchant and customer end, but it leaves over 97% of the market either lacking a good loyalty product altogether, paying too much for an oversized loyalty program (i.e., one designed for the larger firms), or designing their own rudimentary program (i.e., such as a punch-card system, or “Buy 10, Get one free” card).

Growth History

The three points below demonstrate that, despite heavy competition and even nearly complete market penetration, consumers are not yet ‘saturated’ by loyalty programs – they are neither indifferent nor unresponsive to new or effective rewards offerings.

(a)      Rapid Growth. US loyalty program membership grew 35.5% from 2000 to 2006 to a total of 1.3 billion.

(b)      Value Responsiveness. As airlines have decreased the value of their rewards points, hotel loyalty programs have seen higher and more active membership. This direct relationship between value and active participation would indicate that consumers are not only responsive to rewards programs, but actively seeking a good deal in the marketplace.

(c)      Specific Rewards. Financial service loyalty programs are enjoying the most rapid growth – with 239 million total members and 164% growth since 2000.

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Overall, trends seem to indicate that loyalty rewards programs will continue to grow, and that consumers are responsive to better value offerings in the marketplace. Together, these facts indicate that an innovative new product that represents real value should be able to gain real market share.

Market Orientation

Merchants: Discounts bring in customers but do not accumulate customer demographics and spending data to help the merchants’ with future marketing efforts. The Customer Relationship Management Software offers a way for merchants to get customer profiles and helps them fine tune their marketing for future success. Merchants want to enroll in the Help Worldwide Network to get new loyal customers and give new incentives to current customers.

Loyalty as Marketing. For merchants, loyalty programs are first and foremost a marketing effort. They offer the opportunity to create new customers and to reward repeat customers. This may include offerings like a discount card, rebate card, member card, VIP card, coupons, frequent flier miles, hotel points, or accumulated earnings towards specific purchases – such as a car, electronics, or college.

The underlying assumption of these programs from the outset was that lower price, rebates and giving ‘points’ towards something the customer wants is a good incentive that will promote more and larger purchases. With each purchase, customers feel like they are ‘getting’ something extra in return – a bonus that seeks to ease the sticker shock of a long register receipt.

Loyalty and CRM. In addition to their role as marketing, more sophisticated loyalty programs may allow merchants to analyze and assess aggregate data on customer spending, demographics and purchasing trends. Use of this data to improve offerings and target customer needs is referred to as CRM or Customer Relationship Management. In the loyalty world, effective use of this data may very well lead to deeper understanding of various customer segments, and thereby lead to increased average ticket size and increased profit-per-customer.

Charities and Schools: Charities and schools participating in the program benefit from their members making purchases with a percentage of those dollars coming back to the charity or school as a donation. The donations continue to flow to the charity or school as their supporters continue to shop.

Consumers: Consumers benefit by earning points, cash back, discounts, and/or rewards with every purchase they make at a merchant enrolled in the Help Worldwide Network. The concept of Help Worldwide instinctively awakens in each individual his/her desire to pitch in and help to improve our planet for future generations.

Barriers to Entry

Merchant Market Analysis

As it stands today, the delivery of most loyalty solutions for merchants is fragmented and inefficient. Effective loyalty programs must not only assist merchants in customer retention, but also customer acquisition, targeted marketing, segmentation and analysis, and other CRM functions. Based on the existing delivery platforms and the logistics of the industry, very few of these are effectively deliverable.

Closed Loop

Existing loyalty programs are ‘closed loop’ – a closed network system where the only information available is whatever the merchant puts on the system. An open-loop system, by contrast, could provide a global demographics platform to help merchants understand the makeup of their customer base, while also respecting the customers’ privacy and tracking loyalty

Inefficient

Asking customers to sign up for a loyalty program usually requires filling out a lengthy form at the register. For every customer who actually signs up, it creates a longer wait at the register – a significant challenge for businesses based on rapid transactions and high transaction volumes. Everything from grocery stores to fast food chains to hotels and airlines all depend on getting customers through quickly to decrease the wait time in line. The primary system today of signing up at the register does not help achieve this goal.

Incomplete

The above point references the inefficiency from the merchant side. Due to the inefficiency as perceived from the customer side (i.e., “I don’t have time”), the merchant CRM databases and loyalty programs are incomplete databases. Most customers are rushed just to put their signature on a receipt – let alone to fill in a form with all of their personal data. These forms are likely to be filled out hastily if at all, and many customers are likely to skip filling them out at all – forgoing the loyalty program altogether.

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Outdated Data

These databases have no way of automatically updating, and little (if any) practical opportunity for merchants to do so. From the day a new member signs up in most merchant loyalty programs, their data is quickly going outdated – for any moves, changes in family status, new jobs, etc. The merchant is, then, nearly entirely in the dark as to who the customer is and what she cares about.

Unknown Customers

It’s likely that most merchants have not more than 10% to 20% of their daily customer base tracked in a loyalty program with CRM. This leaves 80% to 90% of customers completely unknown to the merchant. It’s the rare customer who will even carry all the loyalty cards he or she has – meaning that what appear to be ‘unknown’ customers may actually be in the system, but not carrying their card on a given day or visit.

Fragmented

The majority of loyalty and CRM programs are set up on a one-off basis per merchant. Each merchant funds the cost of the technology build out, the software licensing (or development), the branding, strategy and implementation of the program. After all this expense, the only ‘value’ of these comes from the limited information merchants are able to gather from customers – as described above. Loyalty Program providers are in fierce competition with one another and keep this market fragmented, underutilized and wholly undervalued as a business sector. The integration of loyalty providers – into ‘coalitions’ – sharing technology, marketing, and even with a universal customer info backend where customers can choose to provide either demographic or personal data (at their own choosing) to particular merchants would integrate and improve the loyalty industry many times over. Further, fully updated data would improve merchant attempts to understand and respond to particular customer segments.

Features and Benefits

Loyalty Providers are essentially a service business – but they serve two distinct markets. They are a connection point between merchants and their customers. As such, they must functionally serve both the merchant and the consumer with effective value propositions.

Method of Value Propositions

Depending on the type of loyalty program, they may make a direct value proposition to the consumer, as UPromise does when it offers to help parents save towards their children’s college expenses. Other loyalty programs are the mere technology and service that allow the merchant to make a value proposition – as a grocery store might with its ‘preferred card’, for example. In that case, the loyalty program provider is merely providing the software, technology and service for a program entirely defined by the merchant. Finally, other loyalty programs may attempt to bring in new customers by advertising on behalf of local merchants – as the Entertainment book does with discount coupons to dozens of local merchants in various metro and suburban areas.

Merchant Value Propositions

More advanced loyalty programs offer more sophisticated value propositions to merchants – such as being able to understand and assess customer needs through aggregate and demographic data culled through a proprietary loyalty program. More rudimentary programs, such as the Entertainment book, offer the basic service of marketing, but little or nothing in the way of customer information or demographics.

Multiple Value Propositions

It is also important to consider that businesses need not choose only one loyalty program. Some businesses have not only their own program, but have signed on to up do a dozen affinity-based loyalty programs in search of new customers. This can actually become a problem if customers are members of more than one program – they have actually been known to receive ‘double rebates’ when both a member and merchant are signed up for multiple programs. From the merchant perspective, signing up for multiple loyalty programs that seek to bring in new customers is a ‘marketing’ activity. At the moment, there is no method of assurance that merchants enrolled in multiple loyalty programs will not pay out double. In fact, due to the way that these marketing loyalty programs are set up, merchants often do not know when they are paying out rebates – or when they are paying double rebates.

Member Value Propositions

Different loyalty programs may attempt to influence customer behavior through discounts, rebates, coupons, special offers, or even special perks – like upgrades, free items or other VIP treatment for exceptional members.

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Strong Value Propositions

Changing member behavior requires strong value propositions – they need not necessarily be expensive, but they do need to be strong and well-positioned. Loyalty Programs, as a “service” to merchants and consumers, will be judged according to their features, pricing, and ability to provide innovative, new, or better value propositions to customers.

The Blended Value Proposition

Industry research indicates that a loyalty program offering hard benefits alone is more successful and profitable for the implementing company than a loyalty program offering soft benefits alone. However, the best outcomes are with a blended value proposition – mixing an appropriate combination of hard and soft benefits, with communication and dialogue strategies. In fact, hard benefits may be a mainstay of a successful loyalty program, but without complementary soft benefits, they may not be as effective as they should, and may often be too narrowly focused to produced sustained loyalty results.

Research assessing 2,000 loyalty programs found that a majority of failed loyalty programs lacked many or any soft benefits strategy. Among the failed programs, “77 percent had weak or no soft benefits; 75 percent had no demonstrated dialogue tactics with their best customers; 82 percent did not appear to use the customer information they collected to advance their program, refine their measures, or improve the value proposition for their members.”

Quality Creates Loyalty

Whatever it offers consumers, a loyalty program can only go so far to promote new or repeat business. In fact, the number one driver of loyalty is the quality of service and product. Quality is by far the most important factor in consumer selection. Recent research indicates that 52% of consumers consider that “quality is the most important factor” when selecting a brand. The next most important factor – price – trails far behind with only 29% of consumers selecting it as the most important. As a nice addendum here that dovetails with the Help Worldwide business model – consumers report that when choosing between two brands of the same quality and price, social purpose is what would most affect consumers’ decision (41%), ahead of design and innovation (32%) and loyalty to the brand (26%).

The key point here for loyalty, however, is that quality creates loyalty. Merchants must deliver good products with good customer service. Further, a loyalty program that could help improve those aspects – or the feedback loops that drive their improvement – could be of significant benefit to a merchant or brand.

Multiple-Market Analysis

Understanding the market for the Help Worldwide program actually requires a “multiple-market analysis” – since the product is a connection point between two distinct groups: merchants and consumers. Both groups will have their own reasons for valuing a loyalty product. In fact, to a customer, it is not a ‘loyalty card’ – it is a ‘rewards card’ or a ‘frequent flier’ card. The different terminologies reflect differing perspectives and benefits sought by each party.

In order to succeed in reaching both merchant and consumer effectively, Help Worldwide must understand the current trends and growth with respect to loyalty in each arena. Further, Help Worldwide must understand the existing unmet needs of merchants and consumers, and further predict their future needs and loyalty trends.

Customers

The purpose of Help Worldwide, reflected in its name, is to create or facilitate a new level of ‘Help’ on a worldwide basis. Specifically, this refers to charitable giving to key local and global causes. Recent research indicates that consumers strongly believe that they can and must make a real difference, and that they will actually change consumption habits to do so:

“85% of consumers are willing to change brands or their consumption habits to make tomorrow’s world a better place. …

88% of consumers surveyed feel it is their duty to contribute to a better society and environment, and 83% say that they personally can make a difference.”

Consumer Market Segmentation

What type of consumers are the most actively involved in loyalty rewards programs? In a consumer survey of self-reported loyalty program participation, the highest response rate of active loyalty program participants was among Affluent adults.

(1) Affluent Segment. Among affluent adults, nearly 80% recalled and stated their active loyalty participation. This segment is likely to be more aware, interested and thoughtful about their participation in loyalty programs.

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(2) Core Women. The next highest participating segment was among women – about 60% active loyalty participation. In general, this segment tends to control the majority of household spending. For this segment, retail loyalty programs are likely the biggest membership driver.

(3) Senior Segment. The participation of seniors was actually lower than the general population, with about 54% reporting involvement in loyalty. As baby boomers enter this segment during the next decade, participation levels will likely rise.

(4) Young Adults and Emerging Hispanic. Among younger consumers and Hispanic consumers, only around 40% active participation was reported. Still, these reports exceeded the expectations of those conducting the surveys. In addition, active participation even at lower income levels indicates an awareness and willingness to participate when good loyalty rewards are offered.

Merchant Market Segmentation

Merchants already involved in a loyalty rewards program can be segmented by industry. The two most successful industries for loyalty have been Airlines and Financial Services.

Airlines

With over 250 million members of airline rewards programs, these programs are not just loyalty-promotion for airlines, but a revenue source. According to Colloquy, “Frequent-flyer programs are still a major revenue source for airlines – and in some cases, the primary revenue source.”

Financial Services

The most rapidly growing loyalty segment is in the Financial Services industry, with 164% growth since 2000 and now boasting some 238 million members. By sustaining its current growth rate, loyalty memberships in the Financial Services industry will very soon be the leading source of participation in loyalty programs. Currently, 50% of credit cards issued are tied to rewards initiatives. Beyond membership itself, transaction volume in this industry is high – “77 percent of all general-purpose credit card volume and 80% of all transactions are linked to rewards.”

Restaurants. One particularly interesting facet of the loyalty market is restaurants – where as of June 2006, only 8 of the top 130 chains had a loyalty program. However, this contrasts with both profitability studies and customer requests. A study of Atlanta restaurants implementing loyalty showed a 17% increase in member spending relative to pre-membership levels. A recent survey showed that 50% of customers said they would be more likely to patronize a restaurant with a loyalty program. Restaurants – especially national chains – represent a significant merchant area poised for significant growth in coming years.

While these three segments may be particularly interesting, every segment of the merchant world is pursuing the best loyalty solutions and wants to make significant new value propositions to their customers.

Competition

Factors of Competition

Different loyalty products compete across various factors and value propositions to merchants and members. For merchants, better value proposition (i.e., better CRM or functionality) has often come with a high price tag – but also with measurable gains in profits and sales to a finely-tuned program. For members, there is an ongoing debate about some of the key value propositions merchants can create through a loyalty program. The three key value sources in the debate are:

(1)       Dialogue

(2)       Hard Rewards

(3)       Soft Rewards

Competition among loyalty programs means creating improved sales, profits and customer retention through the implementation of these strategies. Merchants have many and varied approaches to using one or all of these. The combination of more than one approach is known as the ‘blended reward’.

Member ROI

Likely the most popular and discussed competition factor is ‘hard rewards’. They are shown to have direct impact, however, as in the current case of the ‘devaluation’ of airline miles, which is pushing direct member and activity growth into hotel loyalty programs.

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Member Treatment & Status

Rumored to be the biggest factor in promoting ‘real loyalty’ is the adoption and effective use of soft rewards. Creating new ways of treating loyal customers especially well is an excellent way to promote customer retention – and to increase the per-transaction amount.

Product Affinity

Another possible factor of competition is whether a loyalty program can leverage a product affinity to create loyalty to using a particular card. One example of this would be the GM Card, which allowed cardholders to save towards a car purchase by spending on their credit cards. The ‘product affinity’ approach can be used with soft rewards, hard rewards or dialogue.

Competitive Analysis

There are many other loyalty programs that use obsolete technology.

Distribution Channels and Growth

Similar to the business models of Visa and MasterCard, our business model will utilize independent consultants (ISOs) who will market the reciprocal coopetition business model in which all parties participate on behalf of the company. This model represents the natural evolution for Visa and MasterCard salespeople to dramatically increase their business, as the multiple listing systems did for real estate.

Launch and Marketing Strategies

After a period of fundraising, forging new partnerships, and preparing marketing materials and launch events, the company hopes to initiate a significant launch & growth period.

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Target Market Segmentation

The core target markets of Help Worldwide will revolve primarily around (1) specific involvement in charitable activities, and (2) active participation in loyalty programs. Broken down further, those involved in the causes will be targeted first, and those active loyalty consumers in geographic areas where the Help Worldwide launch begins.

Key market segmentation factors include:

(1)        Geography – where does the person live?

(2)        Social Engagement – is the person involved in the core purpose of a specific cause network?

(3)        Charitable Activity – is the person involved in any charity?

(4)        Loyalty Activity – is the person actively involved in loyalty programs?

The first factor of market segmentation, then, is a geographic factor – most members will be gathered near merchants who have already signed on to Help Worldwide.

The second key factor of segmentation relates to the initially selected charitable causes. Before and during the launch, those charitable causes under Help Worldwide will target specific groups and individuals who are already active and involved in these specific causes – and who are likely to become active participants and word-of-mouth advocates.

Finally, consumers who are already aware and actively involved in loyalty programs should be excited to learn about the benefits of a universal loyalty Membership card – one that pays points when they shop, cash back, discounts, deals and other rewards at hundreds of thousands of stores. This segment of the market will likely be enthusiastic early adopters and become active participants.

Employees

As of March 30, 2015, we had one (1) part time employees, including management. We consider our relations with our employees to be good.

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Description of Property

We currently lease office space at 24254 Main Street, Newhall, CA 91321, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2014 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of December 31, 2014, we had $0 in current assets. Current liabilities at December 31, 2014, totaled $50,387.

Our auditors have included a going concern opinion and the accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $50,387 as of December 31, 2014. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the first 6 months of 2015. Expenses are expected to increase in the second half of 2015 due to a projected need to increase personnel.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out at a slower pace. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can Company its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional Companys during 2015/6 through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

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Results of Operations

We did not generate any revenue from October 3, 2014 (inception) to December 31, 2014. For the period ended December 31, 2014, our expenses were $50,387 compared. As a result, we have reported a net loss of $50,387 for the period ended December 31, 2014.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Share based Compensation. We account for stock-based compensation in accordance with SFAS No. 123(R), Share-Based Payment. Under the fair value recognition provisions of this statement, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating expected dividends. In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and our results of operations could be materially impacted.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

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OUR MANAGEMENT

Executive Officers

Name	Age	Position

Richard Stewart	68	Chairman of the Board, President, Secretary, Treasurer, Director

Directors, Executive Officers, Promoters and Control Persons

Richard Stewart, President, Secretary, Treasurer, Director, Sole Shareholder, age 73.

Throughout Mr. Stewart's successful ventures in finance, commercial real estate, land and resort development, he has been known as a visionary leader and entrepreneur. He has been a founder and general partner of several successful companies. Throughout his career he has directly raised over $150 million in capitalization for land, resort, office and other commercial real estate ventures. Mr. Stewart successfully developed, owned and operated resort destinations in California-including Bass Lake Resort, Ahwahnee Resort, Merced River Resort, Pismo Creekside Resort and Greenbrier River Resort. While operating these resorts, Mr. Stewart pioneered a cooperative-competition business model (known as 'rights to use') that vastly increased sales and profits for participating 'coopetition' members - a precursor to timeshare. In recent years, Mr. Stewart has invested significantly in positioning within the loyalty industry, and in placing Source, Inc. at the center of innovation and intellectual property in the area of loyalty-based transactions. He is the founder and visionary of Source, Inc., LoyaltyShare™ and Help Worldwide™ - each of which applies a coopetition business model to the loyalty industry.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualfid deferred compensation earnings	All Other Compensation	Total Compensation
Richard Stewart Chairman, Pres., Sec.., Treas., Dir.	2014	$0	0		0	0	0	0	$0
	2015	0	0		0	0	0	0	0

  Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of February 25, 2015.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2014. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of March 30, 2015, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Stewart Family Partners	24254 Main Street Newhall, CA 91321	20,000,000 Preferred A shares	100%
Excelsior Management LLC	2808 Cowan Circle, Las Vegas, NV 89107	100,000 Common shares	100%
All Directors and Officers as a Group (1 person)		20,000,000 Preferred A Shares	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on March 30, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Help Worldwide, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

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DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at February 25, 2015
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	100,000,000	100,000
Preferred A stock, $0.001 par value per share	25,000,000	20,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred A stock

Dividends: The holders of shares of the Series A Preferred Stock shall be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the Series A Preferred Stock until such time as determined solely in the reasonable discretion of the Board of Directors.

No Liquidation Preference: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive distribution by reason of their ownership thereof.

Conversion:

(A)        Conversion Rights. The Board of Directors of the corporation, using its reasonable discretion, shall determine, either quarterly or annually at its discretion, the mechanism for conversion and shall promptly give notice (the “Notice”) to the then current holders of the Series A Preferred Stock. Each such notice shall be dated by the Board of Directors as of the date it is actually sent to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

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Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a)	20 to 33 1/3%,
b)	33 1/3 to 50%, or
c)	more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a)	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
b)	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a)	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b)	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c)	representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a)	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b)	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c)	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

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PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	directly to investors;
•	to investors through agents;
•	to dealers; and/or
•	through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

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Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension Companys, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Help Worldwide in the amount of $0.50 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., 5536 S. Ft. Apache #102, Las Vegas, NV 89148, (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterlaw.com.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (October 3, 2014) and ended December 31, 2014 have been audited by Malone Bailey, LLP, Houston, TX, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Help Worldwide

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

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We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors

Help Worldwide, Inc

Newhall, CA

We have audited the accompanying balance sheet of Help Worldwide, Inc. as of December 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period from October 3, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Help Worldwide, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from October 3, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

March 30, 2015

F-1

HELP WORLDWIDE, INC.

BALANCE SHEET

December 31, 2014

ASSETS

CURRENT ASSETS:	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued interest	$387
Loan from related party	50,000
Total current liabilities	50,387

Total liabilities	50,387

STOCKHOLDERS' DEFICIT:
Common stock: $0.001 par value; 100,000,000 authorized, 100,000 shares issued and outstanding as of December 31, 2014.	100
Preferred A stock: $0.001 par value; 20,000,000 authorized, 20,000,000 shares issued and outstanding as of December 31, 2014	20,000
Preferred B stock: $0.001 par value; 5,000,000 authorized, 0 shares issued and outstanding as of December 31, 2014	-
Additional paid-in capital	(20,100)
Accumulated deficit	(50,387)
Total stockholders' deficit	(50,387)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

See accompanying notes to Financial Statements.

F-2

HELP WORLDWIDE, INC.

STATEMENT OF OPERATIONS

For the
Period from
October 3, 2014
(Inception) to
December 31, 2014

EXPENSES:
General and administrative	$400
Professional fees	49,600
Total expenses	50,000

OTHER INCOME (EXPENSE):
Interest expense	(387)
Total other income (expense)	(387)

NET LOSS	$(50,387)

Net loss per common share - basic	$(0.95)

Weighted average of common shares outstanding - basic	52,809

See accompanying notes to Financial Statements.

F-3

HELP WORLDWIDE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common		Preferred		Additional
	Stock		Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance October 3, 2014 - Inception	-	$-	-	$-	$-	$-	$-

Issuance of common stock for services	100,000	100	-	-	(100)	-	-

Issuance of preferred stock	-	-	20,000,000	20,000	(20,000)	-	-

Net Loss	-	-	-	-	-	(50,387)	(50,387)

Balance December 31, 2014	100,000	$100	20,000,000	$20,000	$(20,100)	$(50,387)	$(50,387)

See accompanying notes to Financial Statements.

F-4

HELP WORLDWIDE, INC.

STATEMENT OF CASH FLOWS

For the
Period from
October 3, 2014
(Inception) to
December 31, 2014
Cash Flows from Operating Activities:
Net Loss	$(50,387)
Loan from related party	50,000
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued interest	387
Net cash used in operating activities	-

NET DECREASE IN CASH	-
CASH AT BEGINNING OF THE PERIOD	-
CASH AT THE END OF THE PERIOD	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to Financial Statements.

F-5

HELP WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from October 3, 2014 to December 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Help Worldwide, Inc. (“the Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization and Nature of Business

Help Worldwide, Inc. (the Company) was incorporated in the State of Nevada on October 3, 2014. Help Worldwide has licensed a unique patented technology that provides a way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to generate charitable donations with everyday shopping. Help Worldwide created a loyalty Membership card incorporating points, discounts, rewards and charitable giving.

With a Help Worldwide Membership, members can earn points, discounts, deals, rewards, and cash back all while supporting a charity of their choice.

The Company has no operating history other than organizational matters.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were 20,000,000 convertible preferred shares, convertible at 10 common shares for each preferred share, issued and outstanding for the period from inception through December 31, 2014.

F-6

HELP WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from October 3, 2014 to December 31, 2014

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Recently Issued Accounting Pronouncements

In the period ended December 31, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The early adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

F-7

HELP WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from October 3, 2014 to December 31, 2014

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $50,387 as of December 31, 2014. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE 3 – COMMON STOCK

On November 14, 2014, the Company issued the 20,000,000 preferred A shares to Richard G. Stewart, our officer and director. The preferred A shares are entitled to participate in dividends, are convertible into ten (10) shares of common stock as fully paid and non-assessable common stock and shall have ten (10) votes for each share of preferred A shares. This issuance of stock represents the initial capitalization of the company and was accounted for as founder shares.

On October 3, 2014, the Company entered into a consulting agreement whereby the Company will issue 100,000 common shares in exchange for the consulting services. Pursuant to this agreement, 100,000 shares were issued on November 14, 2014. Because the company was newly formed and did not have any assets or operations, the shares were deemed to have a nominal value.

NOTE 4 – RELATED PARTY TRANSACTIONS

On October 3, 2014, Help Worldwide, Inc. – Delaware, a separate company owned by Richard G. Stewart, paid $50,000 for services on behalf of the Company. Richard G. Stewart is the sole director of the Company and holds 20,000,000 shares of preferred stock. Of the $50,000, $45,000 was paid to Excelsior in exchange for consulting services. Excelsior hold 100,000 shares of common stock in the Company. The $50,000 is accounted for as a current liability and will be repaid as soon as the Company secures the funds. This loan accrues interest at 3%. The interest expense from October 3, 2014 to December 31, 2014 is $387.

NOTE 5 – INCOME TAXES

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to:

Net operating loss carryover	$17,635
Valuation allowance	(17,635)
Net deferred tax assets	$-

NOTE 6 – SUBSEQUENT EVENT

The Company has evaluated subsequent events from the balance sheet date through March 30, 2015 and determined there are no events to disclose.

F-8

Dealer Prospectus Delivery Obligation

Until March 30, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$1,162
Legal Fees and Expenses	5,000
Accounting Fees*	3,500
Miscellaneous*	50,338
Total	$60,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to December 31, 2014, we issued a total of 100,000 common shares and 20,0000,000 preferred A shares to management and a consultant. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Help Worldwide dated October 3, 2014
3.2	Bylaws dated November 14, 2014
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of Malone Bailey, LLP

Item 17. Undertakings

The undersigned hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a Companyamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-1

(iii)	include any additional or changed material information on the plan of distribution.

(2)            that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)            that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on March 30, 2015.

Help Worldwide

By:	/s/ Richard Stewart
Richard Stewart, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting
Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 30, 2015.

Help Worldwide

By:	/s/ Richard Stewart
Richard Stewart, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting
Officer

38